UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2010

Commission File	Registrant; State of Incorporation;	IRS Employer
Number	Address and Telephone Number	Identification No.

1-11459	PPL Corporation	23-2758192
(Exact name of Registrant as specified in its charter)
(Pennsylvania)
Two North Ninth Street
Allentown, PA 18101-1179
(610) 774-5151
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
As previously reported, on June 22, 2010, PPL Corporation (“PPL” or the “Company”) entered into (i) an Underwriting Agreement (the “Common Stock Underwriting Agreement”) among Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters (the “Common Stock Underwriters”), relating to the registered public offering and sale by PPL of 90 million shares of PPL’s common stock, par value $.01 per share (“Common Stock”) at a price of $24.00 per share (the “Common Stock Offering”). On June 23, 2010, the Common Stock Underwriters exercised in full their option to purchase an additional 13,500,000 shares of Common Stock to cover over-allotments pursuant to the Common Stock Underwriting Agreement.
As previously reported, concurrently with the Common Stock Offering on June 22, 2010, PPL and PPL Capital Funding, Inc. entered into an Underwriting Agreement (the “Equity Units Underwriting Agreement”) among Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters (the “Equity Units Underwriters” and together with the Common Stock Underwriters, the “Underwriters”) relating to the registered public offering and sale of 20,000,000 Equity Units (“Equity Units”) for an aggregate principal amount of $1.0 billion (the “Equity Units Offering” and together with the Common Stock Offering, the “Offerings”). On June 23, 2010, the Equity Units Underwriters exercised in full their option to purchase an additional 3,000,000 Equity Units to cover over-allotments pursuant to the Equity Units Underwriting Agreement.
On June 28, 2010, PPL completed the Common Stock Offering and Equity Units Offering, in each case reflecting the exercise in full by the Underwriters of their options to purchase additional securities to cover over-allotments, resulting in aggregate net proceeds (before expenses) of approximately $2,409,480,000 from the Common Stock Offering and approximately $1,115,500,000 from the Equity Units Offering.
Each Equity Unit has a stated amount of $50 and is comprised of (i) a purchase contract obligating the holder to purchase from PPL for a price in cash of $50, on the purchase contract settlement date (which shall be no later than July 1, 2013), a certain number of shares of Common Stock; and (ii) a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of PPL Capital Funding, Inc.’s 4.625% Junior Subordinated Notes due 2018 (the “Notes”). Holders of the Equity Units will be entitled to receive quarterly contract adjustment payments of a rate of 4.875% per year of the stated amount of $50 per Equity Unit, subject to PPL’s right to defer such payments.
The Notes are being issued pursuant to an indenture, dated as of March 1, 2007, as supplemented by a supplemental indenture dated as of June 28, 2010 (as supplemented, the “Indenture”), among PPL Capital Funding, Inc., PPL and The Bank of New York Mellon, as Trustee. The Equity Units are being issued pursuant to a Purchase Contract and Pledge Agreement, dated as of June 28, 2010 (the “Purchase Contract and Pledge Agreement”), among PPL and The Bank of New York Mellon, as purchase contract agent and attorney in fact of the holders from time to time, and The Bank of New York Mellon, as collateral agent, custodial agent and securities intermediary. Under the terms of the Purchase Contract and Pledge Agreement, the Notes are being pledged as collateral to secure the holders’ obligation to purchase the shares of Common Stock under the related purchase contracts. The Notes will be remarketed prior to the purchase contract settlement date pursuant to the terms of the Purchase Contract and Pledge Agreement and a remarketing agreement to be executed in the future.
Copies of the Purchase Contract and Pledge Agreement, the Indenture, the form of remarketing agreement, the form of corporate Equity Units, the form of Treasury Equity Unit, the form of Note and opinion related to the Offerings are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement on Form S-3, and any related amendments thereto, filed by PPL on March 25, 2009. The foregoing description is qualified in its entirety by reference to the actual terms of the exhibits attached hereto.
Section 8 — Other Events
Item 8.01 Other Events
On June 28, 2010, PPL completed the Offerings described in Section 2.03 resulting in aggregate net proceeds (before expenses) of approximately $3,524,980,000.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
4.1	Purchase Contract and Pledge Agreement, dated as of June 28, 2010, among PPL Corporation and The Bank of New York Mellon, as Purchase Contract Agent, and The Bank of New York Mellon, as Collateral Agent, Custodial Agent and Securities Intermediary.

4.2	Subordinated Indenture, dated as of March 1, 2007, among PPL Capital Funding, Inc., PPL Corporation and The Bank of New York, as Trustee (Exhibit 4(a) to PPL Corporation Form 8-K Report (File No. 1-11459) dated March 20, 2007).

4.3	Supplemental Indenture No. 2 among PPL Capital Funding, Inc., PPL Corporation and The Bank of New York Mellon (as successor to The Bank of New York), as Trustee, dated as of June 28, 2010.

4.4	Form of Remarketing Agreement (included in Exhibit 4.1).

4.5	Form of Corporate Equity Unit Certificate (included in Exhibit 4.1).

4.6	Form of Treasury Equity Unit Certificate (included in Exhibit 4.1).

4.7	Form of 4.625% Junior Subordinated Notes due 2018 (included in Exhibit 4.3).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Frederick C. Paine, Esq.

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.2	Consent of Frederick C. Paine, Esq. (included in Exhibit 5.2).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION
By:	/s/ James E. Abel
James E. Abel
Vice President-Finance and Treasurer

Dated: June 30, 2010